Exhibit 3.159

DFI/CORP/38

RECORD 2011

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

PAUL M. HOLZEM, Administrator

Division of Corporate and Consumer Services

Department of Financial Institutions

DATE: NOV - 5 2012	BY:

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

Sec. 180.0202	State of Wisconsin
Wis. Stats.	Department of Financial Institutions

ARTICLES OF INCORPORATION - STOCK FOR-PROFIT CORPORATION·

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Ch. 180 of the Wisconsin Statutes.

Article 1. Name of the corporation

Article 2. The corporation is organized under Ch. 180 of the Wisconsin Statutes.

Article 3.	The corporation shall be authorized to issue	9,000	shares.
(see FEE information in the instructions)

Article 4. Name of the initial registered agent: CT Corporation System

Article 5. Street address of the initial registered office:

(The complete address, including street and number, if assigned, and ZIP code. P O Box address may be included as part of the address, but is insufficient alone.)

44 East Mifflin Street, Suite 1000

Madison, WI 53703

Article 6. Other provisions (OPTIONAL):

RECEIVED DEPT OF

FINANCIAL INSTITUTIONS

STATE OF WISONSIN

2001 JUL 21 AM 10:55

JUN 21 12:00PM

#. A

151560 DCORP 90 90.00

JUN 21 12:00PM

#. B

151560 EXPED 25 25.00

FILING FEE - $90.00, or more SEE instructions, suggestions, and procedures on following pages.

DFI/CORP/2(R5/99) Use of this form is voluntary. 0019957	1 of 3

Article 7. Name and complete address of each incorporator:

Melissa A. Wild

Superior Services, Inc.

125 S. 84th St., Suite 200

Milwaukee, WI 53214

Incorporator’s signature	Incorporator’s signature

This document was drafted by Melissa A. Wild

(Name the individual who drafted the document)

OPTIONAL — Second choice corporate name if first choice is not available:

INSTRUCTIONS (Ref. sec. 180.0202 Wis. Stats. for document content)

Submit one original and one exact copy to Department of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $90.00, or more, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. This document can be made available in alternate formats upon request to qualifying individuals with disabilities. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

Article 1. The name must contain “corporation”, “incorporated”, “company”, or “limited” or the abbreviation “corp.”, “inc.”, “co.” or “ltd.” or comparable words or abbreviations in another language. If you wish to provide a second choice name that you would accept if your first choice is not available, enter it in the “Optional” area on page 2.

Article 2. This statement is required by sec. 180.0202(1)(a).

Article 3. Some quantity of shares must be authorized. For the minimum filing fee, up to 9,000 shares may be authorized. If more than one class of shares is authorized, state the designation of each class, and the number of shares of each class that the corporation is authorized to issue.

DFI/CORP/2I(R5/99)

ARTICLES OF INCORPORATION	$90.00 AP
Stock, For-Profit Corporation	$25.00 Expedite

Melissa A. Wild

Superior Services, Inc.

125 S. 84th St., Suite 200

Milwaukee, WI 53214

Your return address and phone number during the day: (414) 479-7800

INSTRUCTIONS (Continued)

Articles 4 & 5. The corporation must have a registered agent located at a registered office in Wisconsin. The address of the registered office is to describe the physical location where the registered agent maintains their business office. Provide the street number and name, city and ZIP code in Wisconsin. P O Box addresses may be included as part of the address, but are insufficient alone. The corporation may not name itself as its own registered agent.

Article 6. This space is provide for insertion of any desired material, such as grant or limit of preemptive rights, or other information not inconsistent with law.

Article 7. Print the name and complete address of each incorporator. At least one incorporator is required to sign the document, although all incorporators may sign.

If the document is executed in Wisconsin, sec. 182.01(3), Wis. Stats., provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If the document is not executed in Wisconsin, enter that remark.

No certificate of incorporation will be issued. The “FILED” endorsement applied to this document by the Department of Financial Institutions is evidence that the articles of incorporation have been accepted. One or more “Received” endorsements may appear on the document, but do not indicate its acceptance for filing.

This document may declare a delayed effective date. To do so, enter a remark under Article 6: “This document has a delayed effective date of (enter the future date).” The delayed effective date may not be before, or more than 90 days after, the document is received by the Department of Financial Institutions for filing.

FILING FEE - Minimum fee is $90.00 which is sufficient to authorized 9,000 shares. If the articles authorized the issuance of more than 9,000 shares, provide an additional filing fee equal to 1 cent for each additional share over 9,000. Shares may be, but are not required to be, designated as with or without a par value.

DFI/CORP/2I(R5/99)

01 0019957

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT – STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is:

Onyx Leasing Corp.

(Enter Corporate Name)

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article 1.

Name of the Corporation:	Veolia ES Solid Waste Leasing Corp.

These Articles of Amendment shall have a delayed effective date of July 1, 2006.

Jun 09 2006 01:53 PM
#. A
331868 DCORP40	$40.00

Jun 009 2006 01:53 PM
#. B
331868 EXPEDITE25	$25.00

FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.

DFI/CORP/4(R02/05/04) Use of this form is voluntary. 1 of 3

B. Amendment(s) adopted on December 31, 2005

(Indicate the method of adoption by checking (X) the appropriate choice below.)

     In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

X In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

     In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on June 5, 2006

(Date)	(Signature)

Title: X President Secretary	Paul R. Jenks, President
or other officer title	(Printed name)

This document was drafted by Joyce Hansen

(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

DFI/CORP/4I(R02/04) 2 of 3

$40.00 & $25.00 Exp

ARTICLES OF AMENDMENT – Stock, For-Profit Corporation

Chap. 183

Joyce Hansen

Onyx Waste Services, Inc.

125 South 84th Street, Suite 200

Milwaukee, WI 53214

— Name Change —

- Your return address and phone number during the day: (414) - 479-7802

INSTRUCTIONS (Continued)

EFFECTIVE DATE: 7-1-2006

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of incorporation be amended to read: . . . . . . (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors – Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders – Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

By Incorporators or Board of Directors – Before issuance of shares – See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE - $40.00.

DFI/CORP/4I(R02/04) 3 of 3

Sec. 180.1006

Wis. Stats.

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT – STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is:

Veolia ES Solid Waste Leasing Corp.

(Enter Corporate Name)

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article 1.

Name of the Corporation: Advanced Disposal Services Solid Waste Leasing Corp.

FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.

DFI/CORP/4(R02/05/04) Use of this form is voluntary. 1 of 3

B. Amendment(s) adopted on November 20, 2012

(Indicate the method of adoption by checking (X) the appropriate choice below.)

     In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

X In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

     In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on November 29, 2012

(Date)	(Signature)

Title: President Assistant Secretary	Christian B. Mills
or other officer title	(Printed name)

This document was drafted by Cameron Brown (Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

DFI/CORP/4I(R02/04) 2 of 3

ARTICLES OF AMENDMENT – Stock, For-Profit Corporation

Cameron Brown

Winston and Strawn LLP

200 Park Avenue

New York, NY 10166

— Name Change —

- Your return address and phone number during the day: (212) 294-5306

INSTRUCTIONS (Continued)

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of incorporation be amended to read: . . . . . . (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors – Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders – Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

By Incorporators or Board of Directors – Before issuance of shares – See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE - $40.00.

DFI/CORP/4I(R02/04) 3 of 3

DFI/CORP/38

RECORD 2011

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

PAUL M. HOLZEM, Administrator

Division of Corporate and Consumer Services

Department of Financial Institutions

DATE: NOV 5, 2012	BY:

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

Sec. 183.0202

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin Statutes:

Article 1. Name of the limited liability company:

Veolia ES Midwest, LLC

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3. Name of the initial registered agent:

CT Corporation

Article 4. Street address of the initial registered office:

8025 Excelsior Drive

Suite 202

Madison, WI 53717

United States of America

Article 5. Management of the limited liability company shall be vested in:

A member or members

Article 6. Name and complete address of each organizer:

Michael K. Slattery

125 S. 84th Street

Suite 200

Milwaukee, WI 53214

United States of America

Other Information: This document was drafted by

Organizer Signature:

Michael K. Slattery

Date & Time of Receipt:

10/18/2006 11:26:48 AM

Order Number:

20061017991430

ARTICLES OF ORGANIZATION - Limited Liability Company (Ch. 183)

Filing Fee: $130.00

Expedite Fee: $25.00

Total Fee: $155.00

ENDORSEMENT

State of Wisconsin

Department of Financial Institutions

Effective Date

10/18/2006

Filed

10/19/2006

Entity ID Number

V021094

Sec.179.77, 180.1105,

181.1105 & 183.1204,

Wis. Stats

State of Wisconsin

Department of Financial Institutions

Division of Corporate & Consumer Services

Articles of Merger

Surviving Entity

Name: VEOLIA ES MIDWEST, LLC

Org ID: V021094

Entity Type: Limited Liability Company

Jurisdiction: WI

Non Surviving Entity

Name:

VEOLIA ES SOLID WASTE MIDWEST, INC.

Org ID: S043875

Entity Type: Business Corporation

Jurisdiction: WI

Name: Veolia ES Solid Waste Midwest, Inc.

Entity Type: Business Corporation

Jurisdiction: MI

Real Estate

Non-Survivor Name(s) Does the entity have a fee simple ownership interest in any Wisconsin real estate immediately prior to the merger?

VEOLIA ES SOLID WASTE MIDWEST, INC. Yes

Veolia ES Solid Waste Midwest, Inc. No

Plan of Merger

Plan Of Merger

Method Of Approval

The plan of merger document was approved by each entity that is a party to the merger in the manner required by the laws applicable to each entity, and in accordance with ss.180.1103, 180.1104, 181.1103, 181.1104 and 183.1202, if applicable.

Drafter:

This document was drafted by:

Joyce Hansen

Delayed Effective Date

12/31/2006 11:59:00 PM

Signature

Signature: Michael K. Slattery

Title: Attorney-In-fact

Endorsement

Received Date: 12/21/2006 4:23:15 PM

Delayed Effective Date: 12/31/2006 11:59:00 PM

Filed Date: 12/22/2006

Filing Fee: $150.00

Expedite Fee: $25.00

Total Fee: $175.00

Comments:

MERGES: VEOLIA ES SOLID WASTE MIDWEST, INC. (01 S043875) (FSOI - YES) AND 1 UNL FGN (FSOI - NO) INTO: VEOLIA ES MIDWEST, LLC (12 V021094) DELAYED EFFECTIVE DATE: DECEMBER 31, 2006 SURVIVOR CHANGES NAME

PLAN OF MERGER

VEOLIA ES SOLID WASTE MIDWEST, INC.,

a Wisconsin corporation,

and

VEOLIA ES SOLID WASTE MIDWEST, INC.,

a Michigan corporation,

INTO

VEOLIA ES MIDWEST, LLC,

a Wisconsin limited liability company

THIS PLAN OF MERGER is made as of the 31st day of December, 2006, by and among VEOLIA ES SOLID WASTE OF NORTH AMERICA, LLC, a Wisconsin limited liability company, (“Veolia-LLC”), VEOLIA ES MIDWEST, LLC, a Wisconsin limited liability company, (“Midwest-LLC” or the “Surviving Company”), VEOLIA ES SOLID WASTE MIDWEST, INC., a Wisconsin corporation, (“Midwest-WI” or collectively with Midwest-MI, the “Merging Corporations”), and VEOLIA ES SOLID WASTE MIDWEST, INC., a Michigan corporation, (‘“Midwest-MI” or collectively with Midwest-WI, the “Merging Corporations”).

RECITALS

WHEREAS, Midwest-LLC and the Merging Corporations are wholly owned subsidiaries of Veolia-LLC; and

WHEREAS, Veolia-LLC, Midwest-LLC and the Merging Corporations deem it advisable and to the advantage of each corporation and company that the Merging Corporations be merged into Midwest-LLC for the purposes of obtaining greater efficiency and economy in the management of the business of each corporation and company. NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants and promises contained herein, the parties agree as follows:

1. Merger. The Merging Corporations shall merge with and into Midwest-LLC and the Surviving Company shall continue to exist under the laws of the State of Wisconsin and shall be registered to do business in the State of Wisconsin and other states as may be required.

2. Articles of Organization. The Articles of Organization of Midwest-LLC at the Effective Time (as defined herein) shall be the Articles of Organization of the Surviving Company. As of the Effective Time, these Articles of Organization shall be amended to state:

Article 1. The name of the limited liability company is: Veolia ES Solid Waste Midwest, LLC.

3. Effective Time. The term “Effective Time” shall mean 11:59 p.m. Central Standard Time on December 31, 2006.

4. Operating Agreement. The Operating Agreement of Midwest-LLC shall be the Operating Agreement of the Surviving Company, until amended as provided therein.

5. Officers. The officers of the Surviving Company at the Effective Time shall be:

President: Richard Burke

Treasurer: George K. Farr

Vice President: Jeffrey P. Adix

Vice President & Secretary: Michael K. Slattery

Vice President: James M. Rooney

Assistant Secretary: Matthew C. Gunnelson

Assistant Treasurer: Henry P. Karius

Assistant Treasurer: Raphael B. Brockert

6. Conversion of Shares: At the Effective Time of the Merger, each of the issued and outstanding shares of common stock of the Merging Corporations shall be cancelled without consideration.

7. Effect of Merger. At the Effective Time, the Merging Corporations shall be merged into Midwest-LLC, which shall be the Surviving Company and which shall continue its corporate existence under the laws of the State of Wisconsin. The separate existence and the corporate organization of the Merging Corporations shall cease at the Effective Time, and the Surviving Company shall possess all rights, privileges, immunities and franchises, of a public and of a private nature, of each Midwest-LLC and the Merging Corporations; and all the property, real, personal and mixed, and all debts due in whatever account, and all other causes of action, and all and every other interest of or belonging to each of Midwest-LLC or the Merging Corporations shall be deemed to be transferred to and vested in the Surviving Company without further act or deed. The Surviving Company shall henceforth be responsible and liable for all the liabilities and obligations of each of Midwest-LLC and the Merging Corporations.

8. Abandonment of Plan. Notwithstanding anything contained herein to the contrary, this Plan of Merger may be terminated and abandoned by the sole member of Midwest-LLC and the Merging Corporations at any time prior to the Effective Time of the Articles of Merger, subject to the contractual rights of the parties.

IN WITNESS WHEREOF, this Plan of Merger is entered into effective the day and year first above written.

(signatures on following page)

Sole Member:

Veolia ES Solid Waste of North America, LLC

By:
Jeffrey P. Adix, Vice President

Surviving Company:
VEOLIA ES MIDWEST, LLC,
A Wisconsin limited liability company

By:
Jeffrey P. Adix, Vice President

Merging Corporations:
VEOLIA ES SOLID WASTE MIDWEST, INC.,
A Wisconsin corporation

By:
Jeffrey P. Adix, Vice President

VEOLIA ES SOLID WASTE MIDWEST, INC.,
A Michigan corporation

By:
Jeffrey P. Adix, Vice President

Sec. 183.0203

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers, organizers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A. The present limited liability company name (prior to any change effected by this amendment) is:

Veolia ES Solid Waste Midwest, LLC

(Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

Article 1.

Name of the limited liability company: Advanced Disposal Services Solid Waste Midwest, LLC

B. Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2),

Wis. Stats.

C. Executed on November 29, 2012

(Date)

Sole Member:

Veolia ES Solid Waste of North America, LLC

(Signature)

Title: X Member OR ☐ Manager

(Select and mark (X) the appropriate title)

Christian B. Mills, Assistant Secretary

(Printed name)

This document was drafted by Cameron Brown

(Name the individual who drafted the document)

FILING FEE - $40.00

DFI/CORP/504(R09-05) 1

ARTICLES OF AMENDMENT – Limited Liability Company

Cameron Brown

Winston and Strawn LLP

200 Park Avenue

New York, NY 10166

▲ Enter your return address within the bracket above.

Phone number during the day: (212) 294-5306

INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. for document content)

Submit one original and one exact copy along with the required filing fee of $40.00 to the address listed below. Make checks payable to the “Department of Financial Institutions”. Filing fee is non-refundable. Sign the document manually or otherwise allowed under sec. 183.0107(1g)(c).

Mailing Address:

Department of Financial Institutions

Division of Corporate & Consumer Services

P O Box 7846

Madison WI 53707-7846

Physical Address for Express Mail:

Department of Financial Institutions

Division of Corporate & Consumer Services

201 W. Washington Ave – Suite 300

Madison WI 53703

Phone: 608-261-7577

FAX: 608-267-6813

TTY: 608-266-8818

NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

A. State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of organization be amended to read: .. . . . . . (enter the amended article).

An amendment may change only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization except the name and address of each person organizing the limited liability company. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”.

B. This statement is required by sec. 183.0203(2)(c).

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner.

If the document is not executed in Wisconsin, enter that remark.

DFI/CORP/504I(R09-05) 2